     Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-33690, 333-33676, 333-35116, 333-157070, 333-171921 and 333-185082) and S-3 (No. 333-181212) of Energizer Holdings, Inc. of our report dated November 20, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2012 Annual Report to Shareholders, and is incorporated by reference in Energizer Holdings, Inc.'s Annual Report on Form 10‑K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
January 31, 2013